UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 24, 2010

Date of report (date of earliest event reported)

LPL Investment Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52609	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

One Beacon Street

Boston MA 02108

(Address of principal executive offices) (Zip Code)

(617) 423-3644

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On May 24, 2010, LPL Investment Holdings Inc. (together with its subsidiaries, the “Company”) entered into a Third Amended and Restated Credit Agreement (the “Amended Credit Agreement”) among the Company, LPL Holdings, Inc., a Massachusetts corporation (the “Borrower”), the lending institutions from time to time parties thereto, Morgan Stanley Senior Funding (“MSSF”), as Administrative Agent, and Morgan Stanley & Co. (“MS&Co”), as Collateral Agent.  The Amended Credit Agreement amends and restates the Company’s Second Amended and Restated Credit Agreement, dated as of June 18, 2007 (as amended by Amendment No. 1 thereto, dated as of December 9, 2009 and by the Incremental and Extension Agreement, dated as of January 25, 2010), among the Company, the Borrower, the Lenders from time to time party thereto, MSSF, as Administrative Agent, MS&Co, as Collateral Agent, and the other parties thereto.

Pursuant to the Amended Credit Agreement, the Company has established a new term loan tranche of $580,000,000.00 maturing on June 28, 2017 (the “2017 Term Loans).  The Company also extended the maturity of a $500,000,000.00 tranche of its term loan facility to June 25, 2015 (the “2015 Term Loans”), with the remaining $317,117,390.58 tranche of the term loan facility maturing on the original maturity date of June 28, 2013 (the “2013 Term Loans”).

The applicable margin for borrowings with respect to the (a) 2013 Term Loans is currently 0.75% for base rate borrowings and 1.75% for LIBOR borrowings; (b)  2015 Term Loans is currently 1.75% for base rate borrowings and 2.75% for LIBOR borrowings, and (c) 2017 Term Loans is currently 2.75% for base rate borrowings and 3.75% for LIBOR borrowings.  The applicable margin on our 2013 Term Loans could change depending on our credit rating.  The LIBOR Rate with respect to the 2015 Term Loans and the 2017 Term Loans shall in no event be less than 1.50%.

A copy of the Amended Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference as though fully set forth herein.  The foregoing summary description of the Amended Credit Agreement and the transactions contemplated thereby are not intended to be complete, and are qualified in their entirety by the complete text of the Amended Credit Agreement.

Item 1.02.        Termination of a Material Definitive Agreement.

On May 24, 2010, the Company gave notice of redemption of all of its outstanding Senior Subordinated Notes due 2015 (the “2015 Notes”), representing an aggregate principal amount of $550.0 million as of the date hereof.  The redemption price of the 2015 Notes is 105.375% of the outstanding aggregate principal amount, plus accrued and unpaid interest thereon to but not including June 22, 2010 (the “Redemption Date”).  The 2015 Notes will be redeemed on the Redemption Date.

The 2015 Notes were issued and the redemption will be effected pursuant to the provisions of the Indenture, dated as of December 28, 2005, among LPL Holdings, Inc., as Issuer, each of the guarantors party thereto, and Wells Fargo Bank, N.A., as Trustee.  None of the 2015 Notes will remain outstanding after the Redemption Date.  The Company will use the proceeds from the establishment of a new term loan tranche under its Amended Credit Agreement and additional cash on hand to finance the redemption.  The Company anticipates that the aggregate cash payment for the redemption, including accrued and unpaid interest, will be approximately $610.4 million.

A copy of the Notice of Redemption, dated May 24, 2010, relating to redemption of the 2015 Notes is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits

(d)  Exhibits.

10.1

Third Amended and Restated Credit Agreement, dated May 24, 2010 among the Company, LPL Holdings, Inc., a Massachusetts corporation, the lending institutions from time to time parties thereto, Morgan Stanley Senior Funding, as Administrative Agent, and Morgan Stanley & Co., as Collateral Agent.

99.1	Notice of Redemption dated May 24, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL INVESTMENT HOLDINGS INC.

By:	/s/ Robert J. Moore
Name: Robert J. Moore
Title: Chief Financial Officer

Dated: May 28, 2010